SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, DC 20549

                       FORM SB-2
                 Registration Statement
            Under the Securities Act of 1933

                PROGUARD ACQUISITION CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   FLORIDA                                          33-1093761
 (State or other jurisdiction     (Primary Standard             (I.R.S. Employer
   of incorporation or         Industrial Classification         Identification
     organization)                    Code Number)                  Number)

                                              Ricardo A. Rivera
3040 E. Commercial Blvd.                   3040 E. Commercial Blvd.
Ft. Lauderdale, FL 33308                    Ft. Lauderdale, FL 33308
954-491-0704                                      954-491-0704
(Address, and telephone number                     (Name, address and telephone number
  of principal executive offices)                          of agent for service)

                         Copies to:
                   Ms. Jody Walker ESQ.
                 7841 South Garfield Way
                    Centennial, CO 80122
             Phone 303-850-7637 Fax 303-220-9902

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF              PROPOSED     PROPOSED
SECURITIES TO BE         AMOUNT     MAXIMUM      MAXIMUM       AMOUNT OF
REGISTERED               BEING     OFFER PRICE  AGGREGATE    REGISTRATION
                         REGISTERED PER SHARE   OFFER PRICE       FEE
Units                     800,000    $1.00     $  800,000    $ 94.16
  Common Stock(1)         800,000    $1.00     $  800,000    $ 94.16
  Warrants                800,000    $ .10(3)  $   80,000    $  9.42
Common Stock(2)           800,000    $1.75     $1,400,000    $164.78
                        ---------              ----------    -------
Total                                          $3,080,000    $362.52

(1) Represents common stock comprised in the units
(2) Represents common stock to be issued upon exercise of the warrants
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.

   The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8(a), may determine.

Preliminary Prospectus Dated April 5, 2005    SUBJECT TO COMPLETION

                               $800,000

                       Proguard Acquisition Corp.
                      A minimum of 300,000 Units and
                     up to a maximum of 800,000 Units
                            at $1.00 per unit

Each unit consists of one common share and one warrant to purchase one
common share at the exercise price of $1.75 per common share.   The
common shares and warrants are immediately detachable from the units. The warrants are exercisable for a period of three years. At any time after twenty four months from the date of this prospectus, Proguard Acquisition may call the warrants for $.01 per warrant with thirty days notice to the warrant holders.

There is a minimum offering amount of $300,000 or 300,000 units.

There is no minimum investment amount.

The offering will commence on the effective date of this prospectus and
will terminate on or before December 31, 2006.   There is no market for
our securities.   Our common stock is not currently listed in the pink
sheets or on the NASD Over-The-Counter Bulletin Board.

We will sell the units ourselves and do not plan to use underwriters or
pay any commissions.   We will be selling our units using our best
efforts.   No one has agreed to buy any of our units.

                                     Per Unit     Minimum         Maximum
                                              Offering Price   Offering Price
Price to Public                        $1.00      $300,000        $800,000
Proceeds to Proguard Acquisition       $1.00      $300,000        $800,000

Consider carefully the risk factors beginning on page 6 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  TABLE OF CONTENTS

Prospectus summary                                                          5
Risk Factors                                                                6
   - We cannot offer any assurance as to our future financial results
   - We do not have a public market in our securities
   - We do not meet the requirements for our stock to be quoted
   - The initial price of $1.00 per unit may have little or no relationship
   - Future sales by our stockholders could cause the stock price to decline
   - You will experience immediate dilution
   - Our cash balances in banks and brokerage firms may exceed the insurance limits.
   - We are dependent on Frank R. Bauer and key management personnel
   - Our major competitors could negatively impact our revenues
   - We lose some of our customers over time
   - Our customer acquisition strategies may not be successful
   - Increased adoption of non-response or verification-required policies
   - Declines in new construction of multifamily dwellings
   - We are susceptible to macroeconomic downturns
Forward Looking Statements                                                  9
Business                                                                   10
Use of proceeds                                                            16
Dilution                                                                   17
Dividend policy                                                            17
Determination of offering price                                            18
Management's discussion and analysis of financial
  condition and results of operations                                      18
Management                                                                 22
Security Ownership of Certain Beneficial
   Owners and Management                                                   24
Certain Relationships and Related Transactions                             26
Description of capital stock                                               26
Shares eligible for future sale                                            27
Plan of distribution                                                       28
Disclosure of Commission position on indemnification                       28
     for Securities Act liabilities
Market for common equity and related stockholder matters                   29
Experts                                                                    29
Legal Proceedings                                                          30
Legal Matters                                                              30
Where you can find more information                                        30
Financial Statements                                                       31

                Prospectus Summary

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

Operations.             Proguard Acquisition, through our wholly owned
subsidiary, Proguard Protection Services, Inc.
provides installation, monitoring and service on residential and commercial security systems.

The Offering.           Proguard Acquisition is offering a minimum of
300,000 units up to a maximum of 800,000 units
at the purchase price of $1.00 per unit.   Each
unit consists of one common share and one warrant to purchase one common share at $1.75.
The warrants are exercisable for a period of three years.

The common shares and warrants are immediately detachable from the units.

At any time after twenty-four months from the date of this prospectus, Proguard Acquisition may call the warrants for $.01 per warrants with thirty days notice to the warrant holders.

The offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2006. There is no minimum investment amount.

No formal escrow.       Although there is a minimum offering amount, no
formal escrow has been established.   The funds
shall be deposited into a separate corporate account until the minimum offering amount is obtained.

If the minimum offering amount is not obtained prior to the termination of the offering, the funds shall be returned promptly, with interest, to investors.

Common stock
Outstanding.            2,350,000

Common stock
 outstanding assuming
 maximum offering
 and no warrant
 exercise.               3,150,000

Market for our
common stock.           Our common stock is not listed on the "pink
sheets" or the NASD Over-The-Counter Bulletin
Board. We can provide no assurance that there will ever be an active market for our common stock.

                     Risk Factors

Our business is subject to numerous risk factors, including the following.

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We cannot assure you that we can operate in a profitable manner. We have an accumulated deficit of $(88,044) as of December 31, 2004.
Even if we obtain significant future revenues sufficient to expand operations, increased operational or marketing expenses would adversely affect our liquidity.

2. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares comprised in the units at all.

We do not have a public market for our common shares. We are not listed on the pink sheets or the NASD Over-The-Counter Bulletin Board. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock would be restricted even after public listing if Proguard Acquisition's common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the company's common stock on the OTC Bulletin Board is below $5.00 per share, the company's common stock will come within the definition of a "penny stock." As a result, it is possible that our common stock may become subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the company's common stock, and may affect the ability to resell the company's common stock.

4. The initial price of $1.00 per unit may have little or no relationship to the market price.

The offering price of the units has been arbitrarily determined without regard to the book value or market value of the common shares comprised
in the units.   The initial prices may have little no relationship to
the market price.

5. Future sales by our stockholders could cause the stock price to decline.

Prior to the offering, there has been no market for our common stock. No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

6. You will experience immediate dilution of at least 75% of your investment if we raise the entire offering amount and of at least 89% of your investment if we raise the minimum offering amount.

Immediately after the offering, if we raise the entire amount, the book value per common share will be $.25 or 75% less than the offering
price.   If we only raise $300,000, the book value per common share will be $.11 or 89% less than the offering price.

7.   Our cash balances in banks and brokerage firms may exceed the
insurance limits.   Our liquidity may be negatively affected if these
institutions should fail.

We will maintain cash balances in banks and brokerage firms. Balances are insured up to $100,000 by the Federal Deposit Insurance
Corporation.  At times, balances may exceed such insurance limits.
Our liquidity may be negatively affected if these institutions should fail.

8. We are dependent on Frank R. Bauer and key management personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

Our success is dependent upon, among other things, the services of
Frank R. Bauer, CEO, president and director.   The loss of Mr. Bauer's
services, for any reason, could have a material adverse effect on our business, operations and financial condition. We do not have key-man
life insurance policy for Mr. Bauer.   The expansion of our business
will place further demands on existing management and future growth. Profitability will depend, in part, on our ability to hire and retain
the necessary personnel to operate our business.   There is no
certainty that we will be able to identify, attract, hire, train, retain and motivate other highly skilled technical, administrative,
managerial, marketing and customer service personnel.   Competition for
such personnel is intense and there is no certainty that we will be able to successfully attract, integrate or retain sufficiently
qualified personnel.   The failure to attract and retain the necessary
personnel could have a materially adverse effect on our business, operations and financial condition.

9. Our major competitors could negatively impact our revenues due to their large customer base and market recognition.

There are various competitors who provide protection services, such as
ADT, Protection One and APEX/PSI.   They have an established customer
base and instant market recognition.   Our revenues could be negatively
affected if these competitors expand their customer base in our target markets.

We have not yet generated any significant revenue from our business model compared to significant revenue generated by these competitors.

10. We lose some of our customers over time, and the loss of customers may increase if we restructure.

We experience the loss of accounts as a result of, among other factors:
   -  relocation of customers;
   -  adverse financial and economic conditions;
   -  the customers' perception of value; and
   -  competition from other alarm service companies.

We may experience the loss of newly acquired or created accounts to the extent we do not integrate or adequately service those accounts. Because some acquired accounts are prepaid on an annual, semiannual or quarterly basis, customer loss may not become evident for some time after an acquisition is consummated. An increase in the rate of customer loss could have a material adverse effect on our results of operations and financial condition.

11. Our customer acquisition strategies may not be successful which would adversely affect our business.

The customer account acquisition strategy we are now employing relies
primarily on our internal sales force and making alliances.   We have
changed our acquisition strategy over the past few years attempting to decrease the cost of adding customers and to decrease the rate of
attrition from new accounts.   There can be no assurance that this
strategy will be successful.   If the strategy is not successful, our
customer base could continue to decline.   If successful, the selling
costs related to this strategy will increase our expenses and uses of
cash.   Failure to economically replace customers lost through
attrition or increased cash needs could have a material adverse effect on our business, financial condition, results of operations and ability to service debt obligations.

12. Increased adoption of non-response or verification-required policies by police departments may adversely affect our business.

An increasing number of local governmental authorities have adopted, or are considering the adoption of laws, regulations or policies aimed at reducing the perceived costs to municipalities of responding to false alarm signals. Such initiatives could increase the costs of providing our services, and consequently lead to less demand for alarm monitoring services in general and increase our attrition. Additionally, we will incur greater costs in monitoring, evaluating and attempting to affect the outcome of these initiatives.

13. Declines in new construction of multifamily dwellings may affect our sales in this marketplace.

Demand for alarm monitoring services in the multifamily alarm monitoring market is primarily tied to the construction of new multifamily structures. We believe that developers of multifamily dwellings view the provision of alarm monitoring services as an added feature that can be used in marketing newly developed condominiums, apartments and other multifamily structures. Accordingly, we anticipate that the growth in the multifamily alarm monitoring market will continue so long as there is a demand for new multifamily dwellings. However, the real estate market in general is cyclical and, in the event of a decline in the market for new multifamily dwellings, it is likely that demand for our alarm monitoring services to multifamily dwellings would also decline, which could negatively impact our results of operations.

14. We are susceptible to macroeconomic downturns which may negatively impact our results of operations.

Like other businesses, we are susceptible to macroeconomic downturns in the United States or abroad that may affect the general economic climate and our performance or that of our customers. Similarly, the price of our securities is subject to volatility due to fluctuations in general market conditions, differences in our results of operations from estimates and projections generated by the investment community and other factors beyond our control.

           Forward Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of
strategy that involve risks and uncertainties.   We have made the
forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Proguard Acquisition, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Proguard Acquisition, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                              Business

Proguard Acquisition, through our wholly owned subsidiary, Proguard Protection Services, Inc. provides professional protection to clients through installation and monitoring of fire, intrusion and environmental security systems.

The outstanding shares of Proguard Protection, no par value common stock were canceled and Proguard Acquisition acquired 100 shares of the no par value common stock of Proguard Protection for $100 on July 1, 2004 pursuant to an oral agreement. Effective July 1, 2004, Proguard Protection became a wholly owned subsidiary of Proguard Acquisition.

This acquisition of Proguard Protection, the accounting acquirer, by Proguard Acquisition, a non-operating entity, was considered in substance a capital transaction and has been accounted for as a reverse acquisition, and no goodwill or other intangible assets have been recorded.

Through Proguard Protection, we provide local, knowledgeable customer
care with technical service and response provided upon request.   This
is paired with security systems that range from residential intrusion, fire and environmental systems to commercially multi unit fire alarm systems by design.

   Customer Security Alarm Systems. Security alarm systems include many different types of devices installed at customers' premises designed to detect or react to various occurrences or conditions, such as intrusion
or the presence of fire or smoke.   These devices are connected to a
control panel that communicates through wireline and/or wireless phone lines to a monitoring facility. In most systems, control panels can identify the nature of the alarm and the areas within a building where the sensor was activated and can transmit that information to a central monitoring station.

   Customer Contracts.   Our existing alarm monitoring customer
contracts generally have initial terms ranging from two to five years in duration, and provide for automatic renewals for a fixed period

(typically one year) unless we or the customer elect to cancel the
contract at the end of its term.   Most new single family residential
customers have been entering into contracts with an initial term of five years and, for most new commercial customers, the initial term is
five years.   Typically, customers sign alarm monitoring contracts that
include a bundled monthly charge for monitoring and extended service protection, which covers the normal costs of repair of the security
system.   Customers may elect to sign an alarm monitoring contract that
excludes extended service protection at a reduced monthly charge.   A
percentage of new residential and commercial customers are also electing to include line security based on cellular technology in their service bundle.

Our monitoring facilities operate 24 hours per day, seven days a week, including all holidays. Each monitoring facility incorporates the use of communications and computer systems that route incoming alarm
signals and telephone calls to operators.   Each operator within a
monitoring facility monitors a computer screen that presents information concerning the nature of the alarm signal, the customer whose alarm has been activated and the premises on which such alarm is
located.    Other non-emergency administrative signals are generated by low battery status, arming and disarming of the alarm monitoring system and test signals, and such signals are processed automatically by
computer.    Depending upon the type of service for which the customer
has contracted, monitoring facility personnel respond to alarms by relaying information to the local fire or police departments, notifying the customer, or taking other appropriate action, such as dispatching alarm response personnel to the customer's premises where this service is available.

Our primary monitoring facility is listed by Underwriters Laboratories, Inc., or UL, as protective signaling services stations. UL specifications for monitoring facilities include building integrity, back-up computer and power systems, staffing and standard operating
procedures.   In many jurisdictions, applicable law requires that
security alarms for certain buildings be monitored by UL listed
facilities.   In addition, such listing is required by certain
commercial customers' insurance companies as a condition to insurance coverage.

Through our subsidiary, Proguard Protection, we are large enough to serve customers' needs and attentive enough to know customers by name.

Our subsidiary is licensed to conduct business in the state of Colorado and various counties with designs and installation of security systems, which meet and exceed specifications established by the following industry standards:

   Underwriters Laboratories - Protective Signaling - certification National Institute for Certification in Engineering Technologies
     - Level IV - certification
   National Fire Protection Association

   American Society for Industrial Security
   Certified Protection Specialist
   Executive Security International

Our business model is based on the following:

   Local, excellent customer service provided by local experts
   Service calls for technical repairs or support scheduled upon request
   Local sales representatives to design and bid custom systems who know the area and the customer's specific security needs
   Level Three General Electric national account rating
   Obtaining clientele through attraction, marketing, account takeovers and buyouts
   Partnership with local guard service companies as well as the local Chamber of Commerce to become a part of the community.

We believe that the key to the success of our subsidiary's business is as follows:

   Local company office
   Local company employees
   Local merchant affiliation
   State of the Art Technology, conducive to up-scale home sales while remaining functional
   New industry undeveloped in area.

The Market
-----------
Colorado
       The Pitkin, Garfield and Eagle county areas are presently serviced by a few alarm companies providing traditional burglar & fire alarm systems.

       Based on inhouse research, we believe the existing alarm companies have little to no local presence. They are operating through out-of-state offices or in 2 or 3-man capacities with service technicians who are not available on an on-call basis

     No company at the present time provides a local monitoring facility with local contact and guard response with the exception of our subsidiary, Proguard Protection.

     The area is comprised of mainly high-end clientele and winter retreat homes which are prime candidates for state-of-the-art audio/video surveillance and alarm systems.

The following counties in Colorado are currently served by our Aspen office
   Garfield           Mesa
   Eagle              Pitkin

Security Systems and Services
------------------------------
Through our subsidiary, Proguard Protection, we provide the following security systems and services.

   Home Alarm Systems protecting against Intrusion, Fire, Environmental or any combination thereof.
   Commercial Fire and/or Intrusion Alarm Systems
   Wireless Systems and System Expansion provided by experts
   Vacation Security Services
   Home or Commercial Video Surveillance Systems with or without remote viewing
   Remote Access Control Systems
   24-Hour Local Alarm Monitoring with Central Station back-up
   Guard Response and Key holding Services
   Guard Tours of Second Home or Vacant Commercial Properties
   Cellular Back-up for Residential and Commercial Alarm Systems

Our subsidiary is an authorized dealer of the General Electric Security Pro line of products that includes:
                                         Wholesale price   Retail price
   Security Pro 500 (Concord Express)         $  73.95          $395.00
   Security Pro 1000 (Simon III)              $ 155.00          $595.00
   Security Pro 6000 (Concord)                $ 149.95          $595.00
   Advent Home Navigator                      $ 405.00          $995.00
   Advent Commercial                          $ 450.00        $1,095.00
     Hardwire/Wireless System
   Advent Commercial Fire                     $ 675.00        $1,395.00
   Security Pro 7000 (Concord Ultra)          $ 385.00          $895.00
   Allegro System                             $ 135.35          $395.00
   Security Pro 400 (NetworX NX4)             $  26.60          $ 95.00
   Security Pro 600 (NetworX NX6)             $  39.90          $155.00
   Security Pro 800 (NetworX NX8)             $  63.70          $295.00
   Security Pro 801 (NetworX NX8E)            $  96.45          $395.00

Our relationship with this supplier is favorable. However, we believe that other sources of home security systems at similar prices and quality are available to us should the need arise.

Beginning in 2004, we began purchasing monitoring accounts from several
local competitors.   Through December 31, 2004, we purchased 73
accounts for total consideration for $52,815. Subsequent to year-end, we purchased an additional 9 accounts for a total consideration of
$7,377.   The purchased contracts are subject to a one-year guarantee
from the seller.   Accordingly, the seller has allowed us to defer
payment of approximately 10% of the total purchase price for a period
of one year.   At December 31, 2004, we had deferred purchase contracts
payable of $5,293.   We will receive an aggregate of approximately
$2,270 in monthly fees from the accounts purchased to date.

Expansion
----------
In the next four years, we intend to open two additional satellite offices in the rural resort communities of Grand Junction and Gunnison
County.   To date, no lease agreements have been entered into and no other specific details been determined regarding these offices.

The following counties in Colorado will be served by Grand Junction and Avon/Vail satellite offices
   Moffat               Gunnison
   RioBlanco            Montrose
   Summit               Delta
   Lake

Regulatory Matters
---------------------

A number of local governmental authorities have adopted or are considering various measures aimed at reducing the number of false alarms. Such measures include:
   - Permitting of individual alarm systems and the revocation of such permits following a specified number of false alarms;
   -  Imposing fines on alarm customers for false alarms;
   - Imposing limitations on the number of times the police will respond to alarms at a particular location after a specified number of false alarms;
   - Requiring further verification of an alarm signal before the police will respond; and
   - Subjecting alarm monitoring companies to fines or penalties for transmitting false alarms.

Our operations are subject to a variety of other laws, regulations, and licensing requirements of federal, state, and local authorities. In certain jurisdictions, we are required to obtain licenses or permits, to comply with standards governing employee selection and training, and to meet certain standards in the conduct of our business.

Our alarm industry is also subject to requirements imposed by various insurance, approval, listing and standards organizations. Depending upon the type of customer served, the type of security service provided, and the requirements of the applicable local governmental jurisdiction, adherence to the requirements and standards of such organizations is mandatory in some instances and voluntary in others.

Our advertising and sales practices are regulated in the United States by both the Federal Trade Commission and state consumer protection
laws.   In addition, certain administrative requirements and laws of the jurisdictions in which we operate also regulate such practices.

Such laws and regulations include restrictions on the manner in which we promote the sale of our security alarm systems and the obligation to provide purchasers of our alarm systems with rescission rights.

Our alarm monitoring business utilizes wireline and wireless telephone
lines and radio frequencies to transmit alarm signals.   The cost of
telephone lines, and the type of equipment which may be used in telephone line transmission, are currently regulated by both federal
and state governments.   The Federal Communications Commission and
state public utilities commissions regulate the operation and utilization of radio frequencies

COMPETITION
------------
The security alarm industry is highly competitive. In North America, there are four alarm companies that offer services across the United States with the remainder being either large regional or small,
privately held alarm companies.   Based on total annual revenues in
2004, the top four alarm companies in North America are:
   -  ADT Security Services, a subsidiary of Tyco International, Inc.
   -  Brink's Home Security, Inc., a subsidiary of The Brink's Company
   -  Protection One, Inc.
   -  Honeywell Security Monitoring, a division of Honeywell, Inc.

Competition in the security alarm industry is based primarily on market visibility, price, reputation for quality of services and systems, services offered and the ability to identify and to solicit prospective
customers as they move into homes and businesses.   We believe that we
compete effectively with other regional and local security alarm companies due to our ability to offer integrated alarm system installation, monitoring, repair and enhanced services, our reputation for reliable equipment and services, our prominent presence in the area surrounding our office.

EMPLOYEES
-----------
We presently have nine full-time employees and no part-time employees. These employees include two office staff, two sales agents, three system installers and 2 service department workers.

REPORTS TO SECURITY HOLDERS
---------------------------
After the effective date of this registration statement, we will file a Form 8-A to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other
reports with the Securities and Exchange Commission.   Although we are
not required to deliver our annual or quarterly reports to security holders, we would be pleased to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N. W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public
Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N. W., Washington, D.C. 20549, at prescribed rates.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

PROPERTIES
-----------
We lease our office space at 400 W. Main Street, Suite 12
Aspen, CO 81611 at a monthly rate of $3,000 through January 31, 2006.
Our office space consists of 1,700 square feet.   Aggregate amounts due
for rents in future periods amount to $35,400 in 2005, and $3,000 in
2006.   Rent expense for the years ended December 31, 2004 and 2003 amounted to $28,600 and $25,404, respectively.

Our executive offices located at 3040 E. Commercial Boulevard, Fort Lauderdale, FL 33308 consist of 900 square feet and are orally leased from Financial Communications, Inc., an affiliated company, at the rate of $1,750 per month on a month-to-month basis.


                              Use of Proceeds

If the maximum and minimum offering amounts are reached, we shall
receive gross proceeds of $800,000 and $300,000, respectively.   This
does not include the exercise of the warrants comprised in the units. Based on our present plans, which represent the existing and anticipated business conditions, we intend to apply the estimated net proceeds of the maximum offering and the minimum offering over the next twenty-four months as follows:

Gross proceeds                 $800,000              $300,000
Offering expense                 41,363                41,363
                               --------              --------
Net proceeds                   $758,637              $258,637

Long term debt                 $100,000 (13%)        $100,000 (39%)
Purchase of New Accounts       $387,500 (51%)        $110,000 (43%)
Working Capital                $271,137 (36%)         $48,637 (18%)
                               --------              --------
      Net Proceeds             $758,637              $258,637

*If the offering is conducted through a National Association of Securities Dealers, Inc. member firm, standard NASD commissions will be paid.

The foregoing use of proceeds is a good faith estimate and is not conclusive. If the board of directors of Proguard Acquisition deems it necessary and in our best interest to modify the use of the proceeds at a later time, it will do so.

                          Dilution

Assuming completion of the offering, there will be up to 3,150,000
common shares outstanding.   This does not include the exercise of any
warrants.   The following table illustrates the per common share
dilution as of December 31, 2004 that may be experienced by investors at various funding levels.

Funding Level                            $800,000          $300,000
Offering price                              $1.00             $1.00
Net tangible book
  value per common
  share before offering          $.01              $.01
Increase per common
  share attributable to
  investors                       .24               .10
                                -----             -----
Pro forma net tangible
  book value per
  common share after
  offering                                   .25               .11
                                           -----              ----
Dilution to investors                       $.75              $.89
Dilution as a
  percentage of
  offering price                  75%               89%

Based on 2,350,000 common shares outstanding as of December 31, 2004 and tangible net assets of $18,682 utilizing audited December 31, 2004 financial statements.

Further Dilution.   In the future, Proguard Acquisition may issue
equity and debt securities.   Any sales of additional common shares may
have a depressive effect upon the market price of Proguard
Acquisition's common shares and investors in this offering.


                          Dividend Policy

We have never declared or paid any dividends.   In addition, we
anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

               Determination of Offering Price

The offering price of the units were arbitrarily determined by Proguard Acquisition based on the financial needs of Proguard Acquisition and our subsidiary without regard to the book value or market value of our common shares.

      Management's Discussion and Analysis of
      Financial Condition and Results of Operations

Effective July 1, 2004, Proguard Protection became a wholly owned
subsidiary of Proguard Acquisition.   The outstanding shares of
Proguard Protection, no par value common stock were canceled and Proguard Acquisition acquired 100 shares of the no par value common stock of Proguard Protection for $100 on July 1, 2004.

This acquisition of Proguard Protection, the accounting acquirer, by Proguard Acquisition, a non-operating entity, was considered in substance a capital transaction and has been accounted for as a reverse acquisition, and no goodwill or other intangible assets have been recorded.

The following discussion of Proguard Acquisition includes the financial results of its wholly owned subsidiary, Proguard Protection.

Trends and Uncertainties.   The demand for our products and services
would be negatively affected by an increased adoption of non-response or verification-required policies by police departments as well as economic downturns.

Financing Activities.   During 2004, we raised money through the sale
of 1,955,000 common shares for $.05 per common share for an aggregate of $97,750.

During the years ended December 31, 2004 and 2003, Corrections Systems International, Inc., an affiliated entity, advanced us $50,000 in cash
each year for a total of $100,000 for working capital purposes.   These
notes bear interest at 8% per annum, payable quarterly and are due
January 1, 2006 and March 15, 2006, respectively.   The March 15, 2004
note is convertible into 150,000 shares of Proguard Acquisition's common stock at the holder's option at any time prior to the maturity
date.   There is no written or oral agreement with Corrections Systems for further advances.

Investing Activities.   During the year ended December 31, 2004, we
decreased our cash flow by purchasing security monitoring contracts
from third parties for the net value of $47,521.   Our cash flow should
increase due to the fact that we will receive an aggregate of $2,270 in monthly fees due to this acquisition.

Results of Operations.

The year ended December 31, 2004 compared to the year ended December
31, 2003.

Our sales increased significantly in 2004 from $325,267 in 2003 to $585,387 due to increased operations and the purchase of the security
monitoring contracts.   Revenues were earned mainly by the sale of
equipment, installation fees and monitoring fees.

Our costs of sales increased from $202,939 for the year ended December 31, 2003 to $332,961 for the year ended December 31, 2004. This increase was mainly due to equipment costs of $114,721 and increased subcontracted labor of $43,871 and wages of $155,112 for monitoring and installation of the systems.

Our selling and administrative expenses more than doubled for the year ended December 31, 2004 compared to December 31, 2003 mainly due to costs associated with increased operations and professional fees paid in relation to this offering.

During 2004, we reduced some of our cash expenses by issuing 105,500
common shares for services valued at $26,375.   The common shares were
valued at fair market value of $.25 per common share.

As our business increases, we expect our cost of sales to increase due to the increased amount of labor necessary to install and monitor the
security systems.   However, we do not expect to significantly increase
the number of employees until we expand.   We will continue to try to
minimize our costs by issuing common shares for services where possible.

Recent Pronouncements.

In November 2004, the FASB issued SFAS 151, "Inventory Costs." SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB 43, Chapter 4, previously stated ".under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges.." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after

June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.

Controls and Procedures.   The chief executive officer/chief financial
officer of Proguard Acquisition has made an evaluation of the disclosure controls and procedures relating to the financial statements of Proguard Acquisition for the year ended December 31, 2004 as filed with the Securities and Exchange Commission and has judged such controls and procedures to be effective as of December 31, 2004 (the evaluation date).

There have not been any significant changes in the internal controls of Proguard Acquisition or other factors that could significantly affect internal controls relating to Proguard Acquisition since the evaluation date.

                           Management

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at three pursuant to our bylaws. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The directors and executive officers are as follows:

NAME                                 POSITIONS HELD          SINCE
Frank R. Bauer, age 60             President/CEO/Director      Inception
                                                             To present
Norman H. Becker, age 67         Treasurer/CFO/Controller/     Inception
                                        Director             To present
Ricardo A. Rivera, age 34            Vice President/
                                  Secretary/Director          Inception
                                                              To present

BUSINESS EXPERIENCE OF OFFICERS AND DIRECTORS
---------------------------------------------

Frank R. Bauer has been president and director of Proguard Acquisition
since inception.   From 1988 to April 2004, he was vice president and
director of Ram Ventures Holdings Corp., a management, consulting services and financial advisory services company until it was purchased
by American Apparel and Accessories, Inc., an apparel company.   Mr.
Bauer was an officer and a director of Ram Ventures Holdings Corp., now an apparel company, from February 15, 1988 and its vice president since
January 4, 1993 until the change of control in March 2004.   Mr. Bauer
was also president and chief executive officer of Specialty Device Installers, Inc., a privately held Florida corporation engaged in outside plant utility and construction contracting. In September of 1996, Specialty Device Installers, Inc. was acquired by Guardian
International, Inc.   Since 2000, Mr. Bauer has been employed as
president of Proguard Protection Services, Inc., a home security corporation and a wholly owned subsidiary of Proguard Acquisition. Mr. Bauer received a Bachelor of Business Administration Degree from Stetson University in Deland, Florida in 1967.

Norman H. Becker has been treasurer and director of Proguard
Acquisition since inception.   Mr. Becker was a director of Ram
Ventures Holdings Corp, currently an apparel company, from 1987 to the
change of control in March 2004.   On January 15, 1993, Mr. Becker was
appointed Ram Ventures president. Since January 1985, Mr. Becker has also been self-employed in the practice of public accounting in
Hollywood, Florida.   Mr. Becker is a 1959 graduate of City College of
New York (Bernard Baruch School of Business) and is a member of a number of professional accounting associations including the American

Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and the Dade Chapter of the Florida
Institute of Certified Public Accountants.

Ricardo A. Rivera has been vice president, secretary and a director of
Proguard Acquisition since inception.   Mr. Rivera has served as vice
president for Professional Programmers, Inc., d/b/a/ Corrections
Services, Inc. since January 1999.   Once a public company called
Corrections Services, Inc., Professional Programmers is now a private
Florida corporation headquartered in Ft. Lauderdale, Florida.   CSI has
been involved in the manufacturing, marketing, implementation and
support of electronic monitoring systems since November 1984.   CSI has
installed and implemented electronic monitoring programs for private and government agencies involved in work release, probation, parole,
pre-trial, and juvenile offenders.   Mr. Rivera has over 14 years
experience in the electronic monitoring industry.   Mr. Rivera began as
a technician in 1989, repairing electronic monitoring equipment.

Executive Compensation

The following shows the annual salaries, bonuses and stock options for our executive officers:

                       SUMMARY COMPENSATION TABLE
                          Annual Compensation          Long-Term Compensation
                          -------------------          ----------------------
                                                   Awards                 Payouts
                                                -----------------------------------------
Name and                                           Other       Restricted        Options/      All
Principal                                          Annual        Stock           LTIP         Other
Position            Year    Salary   Bonus(2)   Compensation    Awards     SARS  Payouts   Compensation
---------           ----    ------   --------   ------------   ----------  ----  --------  ------------

Frank R. Bauer*     2002     --       --           --            --       --      --          --
 CEO                2003 $41,500(2)   --           --            --       --      --       $16,500(1)
                    2004 $78,000(2)   --       $7,200(2)         --       --      --         $65(1)
Norman H. Becker    2002     --      --           --             --       --      --          --
 CFO                2003     --      --           --             --       --      --          --
                    2004     --      --           --             --       --      --          --
Ricardo A. Rivera   2002     --      --           --             --       --      --          --
 Vice President     2003     --      --           --             --       --      --          --
                    2004     --      --           --             --       --      --          --
All Executive       2002      --      --           --            --        --      --         --
Officers            2003    $41,500   --           --            --        --      --         --
as a Group (3)      2004    $78,000   --          $7,200         --        --      --         --
Persons (1)

 (1)During the year ended December 31, 2003, Frank R. Bauer, an officer was issued 66,000 common shares valued at $16,500 as payment for sales commissions earned by Frank R. Bauer during the year ended December 31,
2002.   On July 1, 2004, Proguard Acquisition issued 65,000 common shares to Frank Bauer at $.001 per share.

(2)Includes payments made to Mr. Bauer by Proguard Protection.

               Option/SAR Grants in Last Fiscal Year

                              Individual Grants
---------------------------------------------------------------------------------
(a)                   (b)                (c)                 (d)                (e)
                   Number of
                   Securities         % of Total
                   Underlying         Options/SARs
                   Options/           Granted to
                   SARs               Employees in      Exercise or Base     Expiration
Name               Granted(#)         Fiscal Year       Price ($/Sh)            Date

Frank R. Bauer    --             -             --               --
Norman Becker     --             -             --               --
Ricardo A. Rivera --             -             --               --

                Option/SAR Grants in Last Fiscal Year

(a)                (b)                (c)                 (d)                (e)
                                                      Number of
                                                      Securities         Value of
                                                      Underlying         Unexercised
                                                      Unexercised        In-the-Money
                                                      Options/SARs       Options/SARs at
                                                      FY-End(#)          FY-End($)
                Shares Acquired                       Exercisable/       Exercisable/
Name            on Exercised(#)     Value Realized($)   Unexercisable      Unexercisable
---------------------------------------------------------------------------------------
Frank R. Bauer       --              --             --               --
Norman Becker        --              --             --               --
Ricardo A. Rivera    --              --             --               --

Messrs. Norman H. Becker and Ricardo A. Rivera devote approximately 20% of their time, respectively, to Proguard Acquisition's affairs. Frank
R. Bauer currently devotes 100% of his time to Proguard Acquisition's and our subsidiary's affairs. There are no employment agreements in effect or presently contemplated.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

       Security Ownership of Certain
       Beneficial Owners and Management

The following table sets forth, as of March 31, 2005, the number and percentage of outstanding shares of Proguard Acquisition common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

(I) PERSONS BENEFICIALLY OWNING MORE THAN 5% OF OUTSTANDING COMMON STOCK
-----------------------------------------------------------------------

Name of Beneficial Owners       Common Stock               Percentage Owned
                              Beneficially Owned   Before Offering     After Offering
                                                                    Minimum   Maximum
Frank R. Bauer
710 Cactus Flats Road         565,000             24.04%           21.32%      17.94%
Carbondale, Colorado 91623

Norman H. Becker              100,000              4.26%            3.77%       3.17%
2404 Hollywood Boulevard
Hollywood, FL 33020

Ricardo A. Rivera              70,000              2.98%            2.64%       2.22%
1422 North Royal Cove Circle
Davie, FL 33325

Directors and Officers,
   as a group                 735,000             31.28%           27.74%      23.33%

Pasquale Catizone              95,000 directly     4.04%            3.58%       3.02%
266 Cedar Street (1)           50,000 indirectly   2.13%            1.89%       1.59%
Cedar Grove, NJ 07009

Carmine Catizone              206,250 directly     8.78%            7.78%       6.55%
10 1/2 Walker Avenue(2)        75,000 indirectly   3.19%            2.83%       2.38%
Morristown, NJ 07960

Frank R. Bauer II             130,000              5.53%            4.91%       4.13%
P.O. Box 4927
Aspen, Colorado 81612

Plymouth Capital, Inc.        150,000              6.38%            5.66%       4.76%
17551 Weeping Willow Trail
Boca Raton, FL 33487

Based upon 2,350,000 issued and outstanding as of March 31, 2005.

Frank R. Bauer, Norman Becker, Ricardo A. Rivera, Pasquale Catizone and Carmine Catizone would be deemed to be promoters of Proguard
Acquisition.

1. Includes 50,000 common shares held by Barbara Catizone, wife of Pasquale Catizone.
2. Includes 50,000 common shares held by Sherri Catizone, daughter of Carmine Catizone and 25,000 held by Carmine Catizone, C/F Wyatt Byrd and Jacob Byrd, grandchildren of Carmine Catizone.
3.   Plymouth Capital, Inc. is controlled by Allerton Town, a non-affiliate.

                Certain Relationships and Related Transactions

During the year ended December 31, 2003, Proguard Acquisition issued 66,000 shares of common stock valued at $16,500 to Frank R. Bauer, an officer of Proguard Acquisition as payment for sales commissions earned
by the officer during the year ended December 31, 2002.   The shares
were valued at the amount of the accrued commissions payable.   These
represented common shares previously issued by Proguard Protection to Frank R. Bauer and were reissued to Mr. Bauer after all Proguard Protection common shares had been canceled pursuant to the acquisition of Proguard Protection by Proguard Acquisition.

On July 1, 2004, Proguard Acquisition issued 65,000 common shares to Frank Bauer at $.001 per share.

During the year ended December 31, 2003, Corrections Systems International, Inc., an entity related to Proguard Acquisition advanced $50,000 in cash to Proguard Acquisition for working capital purposes. In March 2004, an additional $50,000 was advanced to Proguard
Acquisition by Corrections Systems International, Inc.   These notes
bear interest at 8% per annum, payable quarterly and are due January 1,
2006 and March 15, 2006, respectively.   The March 2004 note is
convertible into 150,000 shares of Proguard Acquisition's common stock at the holder's option at any time prior to the maturity date.

During the year ended December 31, 2004, Proguard Acquisition paid Financial Communications, Inc., an affiliated company, $4,500 in rent,
administration and taxes.   Subsequent to year-end, Proguard
Acquisition paid FCI $7,250 for rent, consulting and taxes, Corrections Systems $4,250 for consulting and Professional Programmers d/b/a/
Corrections Services $2,500 for consulting and office supplies.   All
are affiliated entities of Proguard Acquisition.

             Description of Capital Stock

The following statements constitute brief summaries of Proguard
Acquisition's certificate of incorporation and bylaws, as amended.

Common Shares. Proguard Acquisition's articles of incorporation authorize it to issue up to 50,000,000 common shares, $.001 par value per common share.

Preferred Shares. Proguard Acquisition's articles of incorporation authorize it to issue up to 5,000,000 preferred shares, $.001 par value per common shares.

Liquidation Rights.   Upon liquidation or dissolution, each outstanding
common share will be entitled to share equally in the assets of Proguard Acquisition legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the board of directors to declare dividends out of any funds legally available therefore. Proguard Acquisition has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future
growth of Proguard Acquisition.   Accordingly, future dividends, if
any, will depend upon, among other considerations, Proguard Acquisition's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of Proguard Acquisition are
entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable, have no conversion
rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common Shares do not have cumulative voting features.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Units.   Each unit consists of one common share and one warrant to
purchase one common share.   The common shares and warrants are
immediately detachable from the units.

Warrants.   Each warrant shall be exercisable into one common share at the exercise price of $1.75 per common share.  The warrants are
exercisable for a period of three years.   At any time after twenty-
four months from the date of this prospectus, Proguard Acquisition may call the warrants for $.01 per warrant with thirty days notice to the warrant holders.

Transfer Agent.   Cottonwood stock Transfer, Salt Lake City, Utah acts as
Proguard Acquisition's transfer agent.

              Shares Eligible For Future Sale

Upon the date of this prospectus, there are 2,350,000 shares of our common stock outstanding. In the future, common shares may be issued
in private business transactions and a public offering.    All of the
currently outstanding common shares and any additional common shares issued in private business transactions will be "restricted securities" and may be sold in the United States in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction, or with a market maker, an amount equal to the greater of 1% of Proguard Acquisition's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Proguard Acquisition under the

Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice,
information and manner of sale provisions.   Affiliates must comply
with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


                  Plan of Distribution

Proguard Acquisition is offering 800,000 units at the purchase price of
$1.00 per unit.   Each unit consists of one common share and one
warrant to purchase one common share at $1.75. The warrants are exercisable for a period of three years.

The common shares and warrants are immediately detachable from the units.

There is a minimum offering amount of $300,000 or 300,000 units.

The offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2006. There is no minimum investment amount.

No formal escrow.   Although there is a minimum offering amount, no
formal escrow has been established.   The funds shall be deposited in a
separate corporate account until the minimum offering amount is obtained.

If the minimum offering amount is not obtained prior to the termination of the offering, the funds shall be returned promptly, with interest, to investors.


     Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                Market for Common Stock and
                Related Stockholder Matters

Our common stock is not listed on any exchange or over the counter.

HOLDERS
-------

As of March 31, 2005, the approximate number of shareholders of common stock of Proguard Acquisition was 30.

DIVIDENDS
---------

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.

                          Experts

The financial statements of Proguard Acquisition appearing in this registration statement have been audited by Stark, Winter, Schenkein & Co., LLP, independent auditors and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                    Legal Proceedings

There are no legal proceedings, pending or threatened, against Proguard Acquisition or its officers or directors in their capacity with Proguard Acquisition at this time.

                     Legal Matters

Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Jody M. Walker, Centennial, Colorado

                 Where You Can Find More Information

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Proguard Acquisition Corp.
3040 E. Commercial Boulevard
Ft. Lauderdale, FL 33308

Attention: Ricardo A. Ricardo, Vice President

Our fiscal year ends on December 31st.   After the effective date of
this registration statement, we intend to become a reporting company
and file annual, quarterly and current reports with the SEC.   At that
time, you may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

                   FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:

Report of Independent Registered Public Accounting Firm dated March 17,
2005
Consolidated Balance Sheet as of December 31, 2004
Consolidated Statements of Operations for the years ended December 31, 2004 and 2003
Consolidated Statement of Changes in Stockholders' Equity for the years ended December 31, 2004 and 2003
Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003
Notes to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm dated December
14, 2004
Balance Sheet as of June 30, 2004
Statement of Operations for the period from inception (June 8, 2004) to June 30, 2004
Statement of Stockholders' Equity for period from inception (June 8, 2004) to June 30, 2004
Statement of Cash Flows for the period from inception (June 8, 2004) to June 30, 2004
Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
Proguard Acquisition Corp.
Ft. Lauderdale, Florida

We have audited the accompanying consolidated balance sheet of Proguard Acquisition Corp. as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Proguard Acquisition Corp. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado
March 17, 2005

                         PROGUARD ACQUISITION CORP.
                         Consolidated Balance Sheet
                           December 31, 2004

                             ASSETS

Current assets:
   Cash                                                     $  112,192
   Accounts receivable, net of allowance for
        doubtful accounts of $ 2,105                            72,386
   Inventory                                                    33,796
   Prepaid expenses and other current assets                     3,485
                                                            ----------
        Total current assets                                   221,859
                                                            ----------
PROPERTY AND EQUIPMENT, net of accumulated
   depreciation of $ 9,401                                      17,349
PURCHASED CONTRACTS, net of accumulated
   amortization of $ 5,342                                      47,473
                                                            ----------
                                                            $  286,681
                                                            ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                         $   51,440
   Accrued expenses                                             24,385
   Deferred purchase contracts payable                           5,293
   Deferred income                                              39,408
                                                            ----------
       Total current liabilities                               120,526
                                                            ----------
NOTES PAYABLE, RELATED PARTY                                   100,000
                                                            ----------
Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000 shares
        authorized, no shares issued or outstanding                  -
   Common stock, $0.001 par value, 50,000,000 shares
       authorized, 2,350,000 shares issued and outstanding       2,350
   Paid in capital                                             151,849
   Accumulated (deficit)                                       (88,044)
                                                            ----------
                                                                66,155
                                                            ----------
                                                            $  286,681
                                                            ==========

See accompanying notes to the consolidated financial statements.

                      PROGUARD ACQUISITION CORP.
                CONSOLIDATED STATEMENTS OF OPERATIONS


                                              For the year ended
                                                 December 31,
                                            2004               2003
                                        ----------          ----------
SALES:
 Equipment                             $  141,237          $   90,367
  Installation                             279,836             171,779
  Monitoring                               120,261              34,511
  Services                                  44,053              28,610
                                        ----------          ----------
                                           585,387             325,267
                                        ----------          ----------
COST OF SALES:
  Equipment                                114,721              67,052
  Monitoring                                13,915               4,489
  Subcontractor labor                       43,871               9,413
  Purchased contracts amortization           5,342                   -
  Wages                                    155,112             121,985
                                        ----------          ----------
                                           332,961             202,939
                                        ----------          ----------
GROSS PROFIT                               252,426             122,328
                                        ----------          ----------
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                 273,298             128,271
STOCK BASED COMPENSATION                    26,375                   -
DEPRECIATION EXPENSE                         5,340               3,021
                                        ----------          ----------
                                           305,013             131,292
                                        ----------          ----------
(LOSS) FROM OPERATIONS                     (52,587)             (8,964)
                                        ----------          ----------
OTHER INCOME (EXPENSE):
  Interest income                              122                   -
  Interest expense                          (9,282)             (4,301)
                                        ----------          ----------
                                            (9,160)             (4,301)
                                        ----------          ----------
Net (loss) before income taxes             (61,747)            (13,265)
Provision (benefit) for income taxes         3,945              (3,945)
                                        ----------          ----------
NET (LOSS)                              $  (65,692)         $   (9,320)
                                        ==========          ==========
Per share information - basic and diluted
  (Loss) per common share               $    (0.06)         $    (0.01)
                                        ==========          ==========
  Weighted average number of shares
    Outstanding                          1,082,205             834,000
                                        ==========          ==========

See accompanying notes to the consolidated financial statements.

                     PROGUARD ACQUISITION CORP.
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 2004 and 2003

                                       Common Stock
                                       ------------    Paid-in    Accumulated
                                    Shares    Amount   Capital    (Deficit)    Total
                                    ------    ------   -------     ---------   -----
Balance, December 31, 2002         828,500   $    829  $  13,756   $(13,032)  $ 1,553

 Common stock issued for
  commissions payable               66,000         66     16,434          -    16,500

 Net (loss)                              -          -          -     (9,320)   (9,320)
                                 ---------   --------  ---------   --------  --------
Balance, December 31, 2003         894,500        895     30,190    (22,352)    8,733

 Common stock issued for
  services                         105,500        105     26,270          -    26,375

 Common stock canceled            (605,000)      (605)       605          -         -

 Common stock issued for
  recapitalization                 200,000        200      8,789          -     8,989

 Common stock issued for cash    1,755,000      1,755     85,995          -    87,750

 Net (loss)                              -          -          -    (65,692)  (65,692)
                                 ---------   --------  ---------   --------  --------
Balance, December 31, 2004       2,350,000   $  2,350  $ 151,849   $(88,044)  $66,155
                                 =========   ========  =========   ========   =======

See accompanying notes to the consolidated financial statements.

                     PROGUARD ACQUISITION CORP.
                CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                  For the year ended
                                                    December 31,
                                                2004            2003
                                               ------          ------
Cash flows from operating activities:
 Net (loss)                                $  ( 65,692)      $  (9,320)
                                           -----------       ---------
 Adjustments to reconcile net (loss) to
  net cash (used in) operating activities:
  Depreciation and amortization                 10,682           3,021
  Stock-based compensation                      26,375               -
  Accounts payable assumed in recapitalization    (900)              -
 Changes in current assets and current
  liabilities:
   (Increase) in accounts receivable           (15,949)        (49,215)
   (Increase) in inventory                      (3,467)        (18,310)
   (Increase) decrease in prepaid expenses
      and other current assets                  (3,316)            333
   (Increase) decrease in deferred tax asset     3,945          (3,945)
   Increase (decrease) in accounts payable        (733)         47,366
   Increase in accrued expenses                  8,966           5,756
   Increase in deferred income                  25,337          14,071
                                            ----------       ---------
  Total adjustments                             50,941            (923)
                                            ----------       ---------
  Net cash (used in) operating activities      (14,751)        (10,243)
                                            ----------       ---------
Cash flows from investing activities:
 Acquisition of property and equipment          (4,714)        (13,902)
 Cash received pursuant to recapitalization      9,889               -
 Acquisition of contracts, net                 (47,521)              -
                                            ----------       ---------
  Net cash (used in) investing activities      (42,346)        (13,902)
                                            ----------       ---------
Cash flows from financing activities:
 Proceeds from sale of common stock, net        87,750               -
 Proceeds from related party loans              50,000          56,500
 Repayment of shareholder advances                   -          (6,000)
                                            ----------       ---------
  Net cash provided by financing activities    137,750          50,500
                                            ----------       ---------
INCREASE IN CASH                                80,653          26,355

CASH, BEGINNING OF PERIOD                       31,539           5,184
                                            ----------       ---------
CASH, END OF PERIOD                         $  112,192       $  31,539
                                            ==========       =========

See accompanying notes to the consolidated financial statements.

               PROGUARD ACQUISITION CORP.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 2004 and 2003
                  (Continued)

Supplemental cash flow information:
 Cash paid for interest                     $    9,124       $   3,509
                                            ==========       =========
 Cash paid for income taxes                 $        -       $       -
                                            ==========       =========
Non-cash investing and financing activities:
 Stock issued for commissions payable       $        -       $  16,500
                                            ==========       =========


See accompanying notes to the consolidated financial statements.

                  PROGUARD ACQUISITION CORP.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       DECEMBER 31, 2004

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations.

The accompanying consolidated financial statements present the accounts of Proguard Acquisition Corp. (the Company), formed in Florida in June 2004, and Proguard Protection Services, Inc. (Protection), a Colorado corporation and a wholly owned subsidiary of Proguard Acquisition Corp. Protection was incorporated May 2000 under the laws of the State of Colorado. The Company is engaged in the business of the sale and installation and monitoring of home and commercial security devices.

Basis of Consolidation.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition.

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company recognizes revenue from the sale of security devices and installation fees when the installation is complete. Revenue from monitoring service fees is recognized when the service is provided.

Cash and Cash Equivalents.

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable.

Accounts receivable is recorded net of an allowance for expected losses. The allowance is estimated from historical performance and projections of trends. As of December 31, 2004, the allowance for doubtful accounts was $2,105.

Inventory.

The Company's inventory consists mainly of finished goods and supplies and is valued at the lower of cost or market using the first-in, first-out method.

Property and Equipment.

Property and equipment are recorded at cost. Depreciation of assets is computed using the straight-line method over the following estimated useful lives:

Equipment                      5 years
Vehicles                       5 years
Furniture and fixtures         5 years
Leasehold improvements         3 years

Depreciation expense for the years ended December 31, 2004 and 2003 was $5,340 and $3,021, respectively.

Purchased Contracts.

The Company acquired security monitoring contracts from third parties during 2004. These contracts are valued at cost and are being amortized over a 60-month period, the expected life of the contracts. Through December 31, 2004, the Company purchased 73 accounts for total consideration of $52,815. The Company will receive an aggregate of $2,270 in monthly fees from these 73 accounts. Subsequent to year-end, the Company purchased an additional 9 accounts for total consideration of $7,377. The purchased contracts are subject to a one-year guarantee from the seller. Accordingly, the seller has provided the Company defer payment of approximately 10% of the total purchase price for a period of one year. At December 31, 2004, the Company had deferred purchase contracts payable of $5,293.

Net Income (Loss) Per Common Share.

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. During periods in which the Company incurs losses, common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

Income Taxes.

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Financial Instruments.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

The carrying value of the Company's long-term debt approximated its fair value based on the current market conditions for similar debt instruments.

Long Lived Assets.

The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. The Company will measure the amount of any impairment based on the amount that the carrying value of the impaired assets exceed the undiscounted cash flows expected to result from the use and eventual disposal of the impaired assets. The Company has not recorded impairment losses during any period presented in the accompanying financial statements.

Use of Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Advertising Costs.

Advertising costs are charged to expense as incurred. Advertising costs included in selling, general and administrative expenses were $4,681 and $1,217 during the years ended December 31, 2004 and 2003, respectively.

Segment Information.

The Company follows SFAS 131, "Disclosures about Segments of an
Enterprise and Related Information." Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Stock-Based Compensation.

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock based compensation.

Concentrations.

The Company operates primarily in the Aspen/Snowmass area of Colorado. Future revenue growth may be limited unless the Company expands its operating territory.

The Company is a distributor of General Electric security systems, which systems constitute the majority of equipment sales. The
Company's relationship with this supplier is favorable. The Company believes that other sources of home security systems are available to it should the need arise.

Reclassifications.

Certain balances as of December 31, 2003 have been reclassified in the accompanying financial statements to conform to the current year presentation.

Recent Pronouncements.

In November 2004, the FASB issued SFAS 151, "Inventory Costs." SFAS 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB 43, Chapter 4, "Inventory Pricing." Paragraph 5 of ARB 43, Chapter 4, previously stated ".under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges.." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS 151 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 152, "Accounting for Real Estate Time-Sharing Transactions." The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS 66, "Accounting for Sales of Real Estate," for real estate time-sharing transactions. SFAS 152 amends Statement 66 to reference the guidance provided in SOP 04-2. SFAS 152 also amends SFAS 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. Management does not expect adoption of SFAS 152 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions." Statement 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS 153 to have a material impact on the Company's financial statements.

In December 2004, the FASB issued SFAS 123(R), "Share-Based Payment." SFAS 123(R) amends SFAS 123, "Accounting for Stock-Based Compensation," and APB Opinion 25, "Accounting for Stock Issued to Employees." SFAS 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company's financial statements.

NOTE 2.  ACQUISITION OF PROGUARD PROTECTION SERVICES, INC.

On July 1, 2004, the shareholders of Protection cancelled their 1,000,000 shares of outstanding Protection no par value common stock and received 395,000 shares of the Company's restricted $0.001 par value common stock. Effective July 1, 2004, Protection became a wholly owned subsidiary of the Company.

This acquisition of Protection, the accounting acquirer, by the Company a non-operating entity, is considered in substance a capital transaction by the issuance of 200,000 shares of common stock by Protection for the net assets of the Company which consisted of cash of $9,889 and accounts payable of $900 and will be accounted for as a reverse acquisition. No goodwill or other intangible assets will be recorded. On this basis, the historical financial statements as of and prior to the acquisition date will represent the operations of Protection.

NOTE 3.  PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and consisted of the following at December 31, 2004:

Equipment                         $   10,391
Vehicles                               9,816
Furniture and fixtures                 3,083
Leasehold improvements                 3,460
                                  ----------
                                      26,750
Less accumulated depreciation         (9,401)
                                  ----------
                                  $   17,349
                                  ==========
NOTE 4.  RELATED PARTY TRANSACTIONS

During the year ended December 31, 2003, an entity related to the Company advanced $50,000 in cash to the Company and an officer advanced $6,500 to the Company for working capital purposes. The advance for $6,500 was repaid in during 2003.

In March 2004, an additional $50,000 was advanced to the Company by the related entity. This note is convertible into 150,000 shares of the Company's common stock at the holder's option at any time prior to the maturity date. These notes bear interest at 8% per annum payable quarterly and are due January 1, 2006 and March 15, 2006, respectively. During 2004 and 2003, the Company incurred interest expense to the related entity totaling $7,153 and $4,000.

During the year ended December 31, 2003 the Company issued 66,000 shares of common stock valued at $16,500 to an officer as payment for accrued sales commissions earned by the officer during the year ended December 31, 2002. The shares were valued at the amount of the accrued commissions payable.

During the year ended December 31, 2004, the Company paid an affiliated entity $4,500 in rent, administration and taxes. Subsequent to year-end, the Company paid affiliated entities an aggregate of $14,000 for rent, administration, consulting and taxes.

NOTE 5.  INCOME TAXES

The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The income tax expense (benefit) differs from the amount computed by applying the U.S. federal income tax rate to net income (loss) before income taxes for the years ended December 31, 2004 and 2003, as shown:

                                             2004          2003
                                            ------        ------
Tax expense (benefit) at the federal
   statutory rate                        $ (10,436)    $  (3,945)
State tax                                   (1,800)          ---
Increase in valuation allowance             17,339           ---
Other                                       (1,158)          ---
                                         ---------     ---------
Tax expense (benefit)                     $  3,945     $  (3,945)
                                        ==========     =========

The components of the deferred tax asset and deferred tax liability at December 31, 2004 and 2003 are as follows:

                                             2004         2003
                                            ------       ------
Deferred tax asset:
   Federal net operating loss
     carry forwards                      $   16,129   $   3,945
   State net operating loss carry
    forwards                                  3,010         ---
   Valuation allowance                      (17,339)        ---
                                         ----------   ---------
                                              1,800       3,945
                                         ----------   ---------
Deferred tax liability:
   Property and equipment                    (1,800)        ---
                                         ----------   ---------
                                             (1,800)        ---
                                         ----------   ---------
           Net deferred tax asset        $      ---   $   3,945
                                         ==========   =========

As of December 31, 2004, the Company has a net operating loss carryforward of approximately $84,500. This loss will be available to offset future taxable income. If not used, this carryforward will expire through 2024. The deferred tax asset of approximately $19,300 relating to the operating loss carryforward has been recorded with a corresponding valuation allowance as it is not more likely than not that the carryforwards will be utilized.

NOTE 6.  COMMON STOCK

During 2004, the Company issued 105,500 shares of common stock for services. The shares were valued at their fair market value which was $0.25 per share based on the value of the shares exchanged for a payable to an officer as discussed in Note 4.

Also, during 2004, the Company received $87,750 from the sale of 1,755,000 shares of its $.001 par value common stock at $0.05 per share.

NOTE 7.  COMMITMENTS

The Company had leased its office space in Colorado at a monthly rate of $2,400 through January 31, 2005. Effective January 31, 2005, the Company entered into a one-year lease agreement which provides for monthly rent of $3,000 per month for the period February 1, 2005 through January 31, 2006.

Aggregate amounts due for rents in future periods amount to $35,400 in 2005, and $3,000 in 2006. Rent expense for the years ended December 31, 2004 and 2003 amounted to $28,600 and $25,404, respectively

NOTE 8.   SUBSEQUENT EVENT

In April 2005, the Company intends to file a Form SB-2 registration statement offering 800,000 units at $1.00 per unit. Each unit consists of one common share and one warrant to purchase one common share at $1.75 per share. The warrants are exercisable for 36 months and may be called at $.01 per warrant after 24 months from the date of the prospectus. The minimum offering is 300,000 units and the offering will terminate on December 31, 2006.

REPORT OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
Proguard Acquisition Corp.

We have audited the accompanying balance sheet of Proguard Acquisition Corp. (a development stage company) as of June 30, 2004, and the related statements of operations, stockholders' equity, and cash flows for the period from June 8, 2004 (inception) to June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Proguard Acquisition Corp. (a development stage company) as of June 30, 2004, and the results of its operations, and its cash flows for the period from June 8, 2004 (inception) to June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado
December 14, 2004

                       Proguard Acquisition Corp.
                      (A Development Stage Company)
                             Balance Sheet
                             June 30, 2004

ASSETS

Current assets:
  Cash                                                     $    9,889
                                                           ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                         $      900
                                                           ----------

Stockholders' equity:
  Preferred stock, $.001 par value, 5,000,000 shares
   authorized, no shares issued and outstanding                     -
  Common stock, $.001 par value, 50,000,000 shares
   authorized, 200,000 shares issued and outstanding              200
  Additional paid-in capital                                    9,800
  (Deficit) accumulated during development stage               (1,011)
                                                           ----------
                                                                8,989
                                                           ----------
                                                           $    9,889
                                                           ==========





See accompanying notes to financial statements.

                       Proguard Acquisition Corp.
                      (A Development Stage Company)
                         Statement of Operations
       Period from June 8, 2004 (Inception) through June 30, 2004


Revenues                                                   $        -
                                                           ----------

Operating expenses:
  General and administrative                                    1,011
                                                           ----------
    Total expenses                                              1,011
                                                           ----------
Net (loss)                                                 $   (1,011)
                                                           ==========


Per share information:

Basic and diluted (loss) per common share                  $    (0.01)
                                                           ==========
Weighted average shares outstanding                           121,740
                                                           ==========





See accompanying notes to financial statements.

                       Proguard Acquisition Corp.
                      (A Development Stage Company)
                    Statement of Stockholders' Equity
  For the Period from June 8, 2004 (Inception) through June 30, 2004

                                                                   Deficit)
                                                                 Accumulated
                                                    Additional     during
                                Common Stock         Paid-in     Development
                            Shares       Amount       Capital       Stage        Total
                          ----------   ----------   ----------   ----------   ----------
Inception, June 8, 2004            -   $        -   $        -   $        -   $        -

Shares issued for cash
 at $0.05 per share          200,000          200        9,800            -       10,000

Net (loss) for the period
 ended June 30, 2004               -            -            -       (1,011)      (1,011)
                          ----------   ----------   ----------   ----------   ----------

Balance, June 30, 2004       200,000   $      200   $    9,800   $   (1,011)  $    8,989
                          ==========   ==========   ==========   ==========   ==========





See accompanying notes to financial statements.

                       Proguard Acquisition Corp.
                      (A Development Stage Company)
                         Statement of Cash Flows
  For the Period from June 8, 2004 (Inception) through June 30, 2004


Cash flows from operating activities:
Net (loss)                                                 $   (1,011)
  Adjustments to reconcile net (loss) to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Increase in accounts payable                                  900
                                                           ----------
  Net cash (used in) operating activities                        (111)

Cash flows from investing activities:
  Net cash (used in) investing activities                           -

Cash flows from financing activities:
    Common stock issued for cash                               10,000
                                                           ----------
  Net cash provided by financing activities                    10,000
                                                           ----------

Increase in cash and cash equivalents                           9,889
Cash and cash equivalents, beginning of period                      -
                                                           ----------
Cash and cash equivalents, end of period                   $    9,889
                                                           ==========
Supplemental cash flow information:
    Cash paid for interest                                 $        -
                                                           ==========
    Cash paid for income taxes                             $        -
                                                           ==========





See accompanying notes to financial statements.

                       Proguard Acquisition Corp.
                      (A Development Stage Company)
                      Notes to Financial Statements
  June 30, 2004


Note 1.  Organization and Summary of Significant Accounting Policies

The Company was incorporated in Florida on June 8, 2004. The Company's activities to date have been limited to organization and capital formation. The Company has selected December 31 as its fiscal year end.

Because the Company has not generated any significant revenue, it is considered a development stage company. Consequently, the accompanying financial statements have been prepared using the accounting formats prescribed for development stage enterprises in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises."

Revenue Recognition

The Company plans to recognize revenue when delivery has occurred, persuasive evidence of an agreement exists, the vendor's fee is fixed or determinable, no further obligation exists and collectibility is probable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by SFAS 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses, common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock based compensation.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (FASB) has issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133.

The FASB also issued Statement No. 150, "Accounting for Certain
Financial Instruments with Characteristics of both Liabilities and Equity." The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Management does not expect the implementation of these pronouncements to have a significant effect on the Company's financial statements.

Note 2.  Stockholders' Equity

During June 2004, the Company sold for cash proceeds of $10,000 a total of 200,000 shares of its $0.001 par value common stock, at a price of $0.05 per share.

Note 3.  Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during the period presented.

The Company has not provided for income taxes during the period ended June 30, 2004 as a result of operating losses. The Company has a net operating loss carryforward at June 30, 2004 of approximately $1,000 that will expire if unused in 2024. The Company has provided a valuation allowance equal to the deferred tax asset (approximately $150) that would arise from the loss carryforward since the Company cannot predict a level of operations that would assure the utilization of the loss in future periods. The valuation allowance increased by approximately $150 during the period ended June 30, 2004.

Note 4.  Acquisition of Proguard Protection Services, Inc.

On July 1, 2004, the Company issued 395,000 shares of its restricted $0.001 par value common stock to the shareholders of Proguard Protection Services, Inc. (Protection), a Colorado corporation, for services. The outstanding shares of Protection no par value common stock were canceled and the Company acquired 100 shares of the no par value common stock of Protection for $100 on July 1, 2004. Effective July 1, 2004, Protection became a wholly owned subsidiary of the Company.

Note 5.  Subsequent Events

Subsequent to June 30, 2004, the Company received proceeds of $87,750 from the sale of 1,755,000 shares of its $.001 par value common stock at $0.05 per share.

On September 2, 2004, the Company loaned $10,000 to a shareholder. The loan was repaid October 27, 2004.

                             Prospectus



                              $800,000

                       Proguard Acquisition Corp.

                            800,000 Units
                          at $1.00 per unit

                          April 5, 2005

Each unit consists of one common share and one warrant to purchase one
common share at the exercise price of $1.75 per common share.   The
common shares and warrants are immediately detachable from the units. The warrants are exercisable for a period of three years.

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, UNITS ONLY IN JURISDICTIONS WHERE OFFERS AND
SALES ARE PERMITTED.   THE INFORMATION CONTAINED IN THIS PROSPECTUS IS
ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF UNITS.

Until                    2005, all dealers and selling stockholders
that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

            PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the registrant.

SEC Registration Fee . . . . .     $  362.52
Printing and Engraving Expenses       500.00
Legal Fees and Expenses   . . .    18,000.00
Accounting Fees and Expenses. .    20,000.00
Miscellaneous . . . . . . . . .     2,500.00
                                    --------
TOTAL . . . . . . . . . . . .    $ 41,362.52
                                    ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth particular information for all our securities sold for the past three years, without registration under the Securities Act.

During the year ended December 31, 2003, Proguard Acquisition issued 66,000 shares of common stock valued at $16,500 to Frank R. Bauer, an officer as payment for sales commissions earned by Frank R. Bauer
during the year ended December 31, 2002.   These represented common
shares previously issued by Proguard Protection to Frank R. Bauer and were reissued to Mr. Bauer after all Proguard Protection common shares had been canceled pursuant to the acquisition of Proguard Protection by Proguard Acquisition.

During the year ended December 31, 2004, Proguard Acquisition sold 200,000 shares of its $.001 par value common stock at $0.05 per share or $10,000. At the date of the recapitalization, $1,011 had been expensed of which $900 was recorded as accounts payable, and $111 cash had been paid out.

During the year ended December 31, 2004, Proguard Acquisition received proceeds of $97,750 from the sale of 1,955,000 shares of its $.001 par value common stock at $0.05 per share.

Norman Becker                          100,000    $5,000.00
Barbara Catizone                        50,000    $2,500.00
Carmine Catizone                       231,250   $11,562.50
Pat Catizone                            95,000    $4,750.00
Raffaele Catizone                       53,125    $2,656.25
Sherri Catizone                         50,000    $2,500.00
Teresa Catizone                         53,125    $2,656.25
Corporate Investment Associates        100,000    $5,000.00

Creative Beauty Supply
   Of New Jersey Corporation           100,000    $5,000.00
Hi-Tech Leasing, Inc.                   50,000    $2,500.00
Diane Martini                          127,500    $6,375.00
Thomas Parillo                          20,000    $1,000.00
Professional Programmers, Inc.          50,000    $2,500.00
Daniel Rivera                           50,000    $2,500.00
Ricardo A. Rivera                       70,000    $3,500.00
Corrections Systems
   International, Inc.                 100,000    $5,000.00
Ronald A. Martini                        5,000      $250.00
Frank R. Bauer                         500,000   $25,000.00
Plymouth Capital, Inc.                 150,000    $7,500.00

On July 1, 2004, Proguard Acquisition issued 395,000 shares of its restricted $0.001 par value common stock to the shareholders of Proguard Protection Services, Inc., a Colorado corporation.

Frank R. Bauer      65,000    $  65.00
Frank R. Bauer II  130,000     $130.00
David Raife         90,000      $90.00
David J. Bach       30,000      $30.00
Stan Washburn       30,000      $30.00
Jon T. Bauer        30,000      $30.00
Teddy Burlingame    20,000      $20.00

All of these common shares were issued to sophisticated investors under an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

Proguard Protection

On July 1, 2004 all of the outstanding shares of Proguard Protection no par value common stock were canceled and Proguard Acquisition acquired 100 shares of the no par value common stock of Proguard Protection for $100 on July 1, 2004.

During the year ended December 31, 2002, Proguard Protection issued 190,000 shares of its common stock for cash at $.01 per share to the following individuals.
    Brent S. Buchanan                    60,000
    Jon T. Bauer                         30,000
    David J. Bach                        30,000
    Teddy Burlingame                     10,000
    Travis D. Fiscus                     30,000
    Stan Washburn                        30,000

During the year ended December 31, 2002, Proguard Protection issued an aggregate of 313,500 shares of common stock to Frank R. Bauer for reimbursement of organization costs paid in 2001 of $1,250 in repayment of loan for $300 and for equipment contributed to Proguard Protection
having a cost basis of $1,935.   Additionally in 2002, 70,000 shares of
common stock were issued to Frank R. Bauer II as payment for sales commissions earned during that year having a fair value of $7,000.


ITEM 27. EXHIBITS

                INDEX TO EXHIBITS


EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
   3.i      Articles of Incorporation
   3.ii     By-Laws
   4.i      Form of Specimen of common stock
   4.ii     Form of Warrant
   5        Consent and Opinion of Legal Counsel, Jody
            Walker, Esq.
   10       Lease Agreement
   23.1     Consent of Independent Auditor re: Proguard Acquisition

ITEM 28. UNDERTAKINGS

   (a) The undersigned registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant as provided in Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Aspen, State of Colorado on the 5th day of April 2005.

Proguard Acquisition Corp.

/s/Frank R. Bauer
------------------------------
By: Frank R. Bauer, President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Proguard Acquisition Corp.
(Registrant)
By: /s/Frank R. Bauer                            Dated: April 5, 2005
    Director, Chief Executive Officer


By: /s/Norman Becker                             Dated: April 5, 2005
    Controller, Chief Financial Officer
    Director

By: /s/Ricardo A. Rivera                         Dated: April 5, 2005
     Director


1